Exhibit 99.1


 BARNWELL INDUSTRIES, INC.                  P  R  E  S  S
                                            RELEASE
                                            1100 Alakea Street, Suite 2900
                                            Honolulu, Hawaii 96813
                                            Telephone (808) 531-8400
                                            Fax (808) 531-7181


CONTACT:     Alexander C. Kinzler
             President and Chief Operating Officer

             Russell M. Gifford
             Executive Vice President and Chief Financial Officer

             Tel: (808) 531-8400


         BARNWELL INDUSTRIES, INC. JOINS NEW RUSSELL MICROCAP INDEX

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         HONOLULU, HAWAII, July 18, 2005 -- Barnwell Industries, Inc., (ASE-BRN)
today announced that it was selected to join the Russell MicrocapTM Index.

         The newly launched Russell Microcap Index, which debuted on July 1, is comprised of the smallest 1,000 securities issuers in the small-cap Russell 2000TM Index along with the next smallest 1,000 companies, based on a ranking of all U.S. equities by market capitalization. The index offers portfolio managers and other investors a barometer to compare their performance against the genuine microcap marketplace of stocks.

         "We are pleased with our inclusion in this new index," said Mr. Morton
H. Kinzler, Chairman and Chief Executive Officer of Barnwell. He further stated that, "We believe our inclusion will help generate greater interest in our stock at an institutional level."

         Barnwell Industries, Inc. and its subsidiaries are principally engaged in the business of exploring for, developing, producing, and selling natural gas and oil in Canada, investing in leasehold land in Hawaii, and drilling wells and maintaining water systems in the State of Hawaii.

         Except for historical information contained herein, the statements made in this release constitute forward-looking statements that involve certain risks and uncertainties. Certain factors may cause actual results to differ materially from those contained in the forward-looking statements, including those risks detailed in the Company's Annual Report on Form 10-KSB for the fiscal year ended September 30, 2004 filed with the Securities and Exchange Commission.